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                                   Exhibit 5.1

                         Law Office of Reed & Reed, P.C.
                                Attorneys at Law
                         4450 Arapahoe Avenue, Suite 100
                             Boulder, Colorado 80303
                            Telephone (303) 415-2565
                            Facsimile (303) 499-2554




April 28, 2003


Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, Colorado   80401

RE:     Registration Statement on Form S-3
        Covering the Registration of 8,377,651 Common Shares of Canyon Resources Corporation

Gentlemen and Ladies:

        We have acted as counsel for Canyon Resources Corporation, a Delaware corporation (the "Company"), in connection with the registration for sale of 8,377,651 shares of the Company's Common Stock (the "Securities") in accordance with the registration provisions of the Securities Act of 1933, as amended.

        In such capacity we have examined among other documents, the Articles of Incorporation and By Laws of the Company, records of corporate proceedings, the Amendment No. 2 to the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on or about April 28, 2003, (as may be further amended from time to time, the "Registration Statement"), covering the registration of the Securities. We have also made such other investigations and reviewed such other documents as we have deemed necessary in order to express the opinions set forth below.

        Based upon the foregoing and upon such further examinations as we have deemed relevant and necessary, we are of the opinion that:

        1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

        2. The Securities have been (or will be upon due exercise of the applicable warrants or conversion of the applicable debentures) legally and validly authorized under the
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                Company's Articles of Incorporation, as amended, and constitute
                (or will constitute upon due exercise of the applicable warrants or upon due conversion of the applicable debentures) duly and validly issued and outstanding and fully paid and nonassessable shares of the Company under the Delaware General Corporation Law.

        We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 thereto.


                                        Very truly yours,



                                        /s/ Law Office of Reed & Reed, P. C.
                                        ------------------------------------
                                        Law Office of Reed & Reed, P.C.